UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

February 7, 2008
Date of Report (Date of earliest event reported)

INDIA GLOBALIZATION CAPITAL, INC.
(Exact name of registrant as specified in its charter)

Maryland	001-32830	20-2760393
(State or other jurisdiction of	(Commission	(I.R.S. Employer
incorporation)	File Number)	Identification No.)

4336 Montgomery Ave., Bethesda, Maryland   20814
(Address of principal executive offices)          (Zip Code)

(301) 983-0998
(Registrant’s telephone number, including area code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 FR 240.13e-4(c))

Item 8.01 Other Events

On February 7, 2008, India Globalization Capital, Inc. (the “Company”) issued a press release announcing that a Special Meeting of Stockholders will take place on Wednesday, February 20, 2008 at 10:00 a.m., Eastern Standard Time, to vote on a) the proposed acquisition by the Company of a 63% equity interest in Sricon Infrastructures, Limited (“Sricon”), b) the acquisition by the Company of convertible preference shares, and a direct equity interest in Techni Bharathi (“TBL”) and c) the acquisition by the Company from Odeon Limited of convertible preference shares of TBL, which when converted along with the convertible preference shares purchased directly from TBL would result in the Company owning a 77% equity interest in TBL.  The Company’s Special Meeting of Stockholders will be held at the offices of Seyfarth Shaw, LLP 815 Connecticut Ave, N.W., Suite 500, Washington, D.C. 20006.  Stockholders of record as of the close of business on February 4, 2008 will be entitled to vote at the special meeting.  A copy of the Company’s press release is attached hereto as Exhibit 99.1 and is hereby incorporated by reference.

Where to Find Additional Information

The Company has filed with the SEC a preliminary proxy statement and plans to file with the SEC a definitive proxy statement in connection with the proposed transaction. Investors are urged to carefully read the proxy statements and any other relevant documents filed with the SEC when they become available, because they will contain important information about the Company and the transaction. Copies of the proxy statements and other documents filed by the Company will be available at the Web site maintained by the SEC at www.sec.gov.

Participants in the Solicitation

The Company, its current directors, executive officers and representatives, and certain individuals nominated to serve as the Company’s directors or executive officers following the proposed acquisition may be deemed to be participants in the solicitation of proxies from the Company’s stockholders in connection with such acquisition.  The Company has retained Morrow & Co. for an estimated fee of $27,500, plus out of pocket expenses, to assist in distributing proxy materials and soliciting proxies. In addition, Ferris, Baker Watts, Incorporated, Ladenburg Thalmann & Co. Inc. and Maxim Group, LLC of the underwriters for the Company’s IPO, may assist in these efforts and may also be deemed to be participants in such solicitations of proxies.  In connection with the Company’s IPO, the Company has agreed to pay the underwriters for the IPO a non-accountable expense allowance, all of which (in the amount of $1,769,400) would not be payable unless and until the Company completes a business combination. The Company will not pay the underwriters additional fees in connection with any such efforts.  Information regarding the Company's current directors and executive officers is available in the Company’s Registration Statement on Form S-1 (Registration No. 333-124942), which was filed with the SEC on May 13, 2005, and subsequent amendments thereto, and are also contained in the Company’s preliminary proxy statement.  Other information regarding the participants in the proxy solicitation and a description of their direct and indirect interests, by security holdings or otherwise, are set forth in the proxy statements currently and to be filed with the SEC in connection with the proposed acquisition.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

99.1	Press Release of India Globalization Capital, Inc., dated February 7, 2008.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INDIA GLOBALIZATION CAPITAL, INC.

Date: February 7, 2008	By:	/s/ Ram Mukunda
Ram Mukunda
President and Chief Executive Officer

Exhibit Index

99.1	Press Release of India Globalization Capital, Inc., dated February 7, 2008.